Exhibit 10.21

EXTENSION AGREEMENT

This EXTENSION AGREEMENT (this “Agreement”), dated as of March 4, 2020, is entered into among Old Dominion Electric Cooperative, a Virginia utility aggregation cooperative (“ODEC”), the Lenders party hereto, and NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, as Administrative Agent.

RECITALS

A.ODEC, the Lenders and the Administrative Agent are parties to that certain $500 Million First Amended and Restated Credit Agreement, dated as of March 3, 2017 (as amended and modified prior to the date hereof, the “Credit Agreement”).  Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Credit Agreement.

B.Pursuant to that certain Extension Agreement and First Amendment to First Amended and Restated Credit Agreement, dated March 1, 2019, executed by the Lenders (the “2019 Extension Agreement”), (i) the Maturity Date under the Credit Agreement has been extended to March 1, 2024 in accordance with Section 2.23 of the Credit Agreement and (ii) the Commitments under the Credit Agreement will be reduced from $500,000,000 to $400,000,000 effective as of March 4, 2022 (the “Commitment Reduction”) in accordance with Section 2.07 of the Credit Agreement.

C.ODEC has requested a one-year extension of the Maturity Date pursuant to Section 2.23 of the Credit Agreement and each Lender executing this Agreement as an “Extending Lender” (each, an “Extending Lender”) has approved such request pursuant to Section 2.23 of the Credit Agreement on the terms and conditions set forth herein.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Extension.  On and as of the Effective Date, the Maturity Date as to each Extending Lender shall be extended to February 28, 2025 (the “Extension”).  For the avoidance of doubt, the Maturity Date as to any Lender executing this Agreement as a “Non-Extending Lender” shall remain unchanged, subject to the right of ODEC pursuant to Section 2.23 of the Credit Agreement to replace the Commitment of Non-Extending Lenders for the remaining duration of the Credit Agreement.

2.Conditions to Effectiveness.  The Extension shall become effective as of the date (the “Effective Date”) on which each of the following conditions precedent shall have been satisfied:

a.The Administrative Agent shall have received counterparts of this Agreement duly executed by ODEC, the Administrative Agent and Extending Lenders constituting the Required Lenders.

b.ODEC shall have paid (i) to National Rural Utilities Cooperative Finance Corporation, for the account of each Extending Lender, an extension fee equal to 0.05% of such Lender’s Commitment as of the Effective Date, giving effect to the Commitment Reduction on a pro forma basis as if such Commitment Reduction was effective as of the Effective Date, (ii) the other fees and reasonable expenses required to be paid on or prior to the Effective Date under that Administrative Fee Letter, dated as of February 7, 2020, among ODEC and National Rural Utilities Cooperative Finance Corporation and (iii) all other fees and reasonable expenses of the Administrative Agent and the Lenders required under the Credit Agreement and any other Loan Document to be paid on or prior to the Effective Date (including reasonable fees and expenses of counsel) in connection with this Agreement.

c.The Administrative Agent shall have received a certificate (the statements contained in which shall be true) of a duly authorized officer of ODEC, dated as of the date hereof, certifying that (i) no Default or Event of Default has occurred and is continuing, both immediately before and after giving effect to this Agreement, and (ii) the representations and warranties contained in the Credit Agreement are true and correct on and as of the Effective Date, both immediately before and after giving effect to this Agreement, or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date.

d.To the extent ODEC qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, ODEC shall have delivered directly to any Lender requesting the same, a Beneficial Ownership Certification at least five (5) Business Days prior to the Effective Date.

3.No Other Amendments; No Novation.  Except as expressly modified hereby, the terms of the Credit Agreement shall remain in full force and effect in all respects.  Nothing contained in this Agreement shall be construed to constitute a novation with respect to the indebtedness described in the Credit Agreement.

4.References.  All references in the Credit Agreement to “this Agreement,” “herein,” “hereunder” or other words of similar import, and all references to the “Credit Agreement” or similar words in the other Loan Documents, or any other document or instrument that refers to the Credit Agreement, shall be deemed to be references to the Credit Agreement as modified by this Agreement.

5.Successors and Assigns.  The terms and provisions of this Agreement shall be binding upon and inure to the benefit of ODEC, the Administrative Agent and the Lenders and their respective successors and assigns.

6.Applicable Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without reference to conflicts of law principles.

7.Construction.  The headings of the various sections and subsections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

8.Counterparts; Electronic Delivery.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument.  Delivery by any party to this Agreement of its signatures hereon through facsimile or other electronic image file (including .pdf) may be relied upon as if this Agreement were physically delivered with an original hand-written signature of such party and shall be binding on such party for all purposes.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

OLD DOMINION ELECTRIC
COOPERATIVE

By:	/s/ Bryan S. Rogers
	Name:	Bryan S. Rogers
	Title:	Senior Vice President and Chief
Financial Officer

SIGNATURE PAGE TO

EXTENSION AGREEMENT

NATIONAL RURAL UTILITIES
COOPERATIVE FINANCE CORPORATION
as Administrative Agent, Swingline Lender, and an
Extending Lender

By:	/s/ J. Andrew Don
Name:	J. Andrew Don
Title:	SVP and Chief Financial Officer

SIGNATURE PAGE TO

EXTENSION AGREEMENT

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as an Extending Lender

By:	/s/ Patrick Hennessey
Name:	Patrick Hennessey
Title:	Senior Vice President

SIGNATURE PAGE TO

EXTENSION AGREEMENT

CoBank ACB, as an Extending Lender

By:	/s/ Mike Rehmer
Name:	Mike Rehmer
Title:	Vice President

SIGNATURE PAGE TO

EXTENSION AGREEMENT

BANK OF AMERICA, as an Extending Lender

By:	/s/ Keith T. Erazmus
Name:	Keith T. Erazmus
Title:	Senior Vice President

SIGNATURE PAGE TO

EXTENSION AGREEMENT

PNC BANK, NATIONAL ASSOCIATION, as an
Extending Lender

By:	/s/ Kelly Sarver
Name:	Kelly Sarver
Title:	Vice President

SIGNATURE PAGE TO

EXTENSION AGREEMENT